Exhibit 23.1



                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the CUC International Inc. 1992 Bonus and Salary Replacement Stock Option Plan and in the related Prospectus of our report dated March 19, 1996, with respect to the consolidated financial statements and schedule of CUC International Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 1996, filed with the Securities and Exchange Commission.



                                   ERNST & YOUNG LLP

Stamford, Connecticut
May 6, 1996